Exhibit 10.4

PREPARED OUT OF STATE BY AND

UPON RECORDATION RETURN TO:

SEYFARTH SHAW LLP

ONE PEACHTREE POINTE, SUITE 700

1545 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30309-2401

Attention: Jay Wardlaw, Esq.

CROSS-REFERENCE TO:

Agreement of Spreader, Consolidation and Modification

of Mortgage and Security Agreement recorded with

the Office of the Register of the City of New York on

December 28, 2004 under CRFN 2004000xxxxxx, as

amended by that certain First Amendment to

Agreement of Spreader, Consolidation and Modification

of Mortgage and Security Agreement recorded under

CRFN 20060000xxxxx in aforesaid records.

60 EAST 42ND ST. ASSOCIATES L.L.C., as mortgagor

(Borrower)

to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as mortgagee

(Lender),

and joined in by

LINCOLN BUILDING ASSOCIATES L.L.C., as ground lessee

(Ground Lessee)

AGREEMENT OF SPREADER, CONSOLIDATION AND MODIFICATION

OF MORTGAGE AND SECURITY AGREEMENT

Dated:	As of November 5, 2009

Location:	60 East 42nd Street and 301 Madison Avenue
County:	New York, New York
Block:	1276
Lots:	22 and 42

Loan Numbers:	7061xxxxx and 7061xxxxx

THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH DWELLING UNIT HAVING ITS OWN SEPARATE COOKING FACILITIES.

AT1 32586446.4 / 28227-000924

48131.1

Prudential Loan Nos. 7061xxxxx and 7061xxxxx

60 East 42nd St.

Agreement of Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Prudential Loan Nos. 7061xxxxx and 7061xxxxx

60 East 42nd St.

Agreement of Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

EXHIBITS

Exhibit A – Legal Description of Land

Exhibit B – Description of Personal Property

Exhibit C – Permitted Encumbrances

Exhibit D – List of Major Tenants

Exhibit E – Existing Mortgages

Exhibit F – Note

Prudential Loan Nos. 7061xxxxx and 7061xxxxx

60 East 42nd St.

Agreement of Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

DEFINITIONS

The terms set forth below are defined in the following sections of this Instrument:

Action	Section 9.04
Additional Funds	Section 3.07 (c)
Affecting the Property	Section 3.12 (a)
All	Section 9.05 (m)
Anti-Terrorism Regulations	Section 3.20(b)
Any	Section 9.05 (m)
Assessments	Section 3.03 (a)
Assignee	Section 10.05
Assignment	Recitals, Section 2 (B)
Award	Section 3.08 (b)
Bankruptcy Code	Recitals, Section 2 (A) (ix)
Borrower	Preamble
Costs	Section 4.01
Damage	Section 3.07 (a)
Debt Service Coverage Ratio	Section 5.02
Demand	Section 9.12 (n)
Deposits	Section 3.10
Documents	Section 1.02
Environmental Indemnity	Section 8.05
Environmental Law	Section 3.12 (a)
Environmental Liens	Section 3.12 (b)
Environmental Report	Section 3.12 (a)
ERISA	Section 3.11
Event of Default	Section 6.01
Executive Order 13224	Section 2.09
First Notice	Section 3.15(b)
Flood Acts	Section 2.04 (a)
Foreign Person	Section 2.05
Grace Period	Section 6.01 (b)
Ground Lease	Recitals, Section 1
Ground Lessee	Preamble
Hazardous Materials	Section 3.12 (a)
Impositions	Section 3.10
Improvements	Recitals, Section 2 (A) (ii)
Include, Including	Section 9.05 (f)
Indemnified Parties	Section 8.02
Indemnify	Section 8.02
Individual Beneficiaries	Section 2.09
Individual Shareholders	Section 2.09
Instrument	Preamble
Insurance Premiums	Section 3.10
Investors	Section 9.06
Land	Recitals, Section 2 (A) (i)
Laws	Section 3.05 (c)
Lease	Section 9.05 (k)
Leases	Recitals, Section 2 (A) (ix)
Lender	Preamble

Prudential Loan Nos. 7061xxxxx and 7061xxxxx

60 East 42nd St.

Agreement of Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Lessee	Section 9.05 (k)
Lessor	Section 9.05 (k)
Loan	Recitals, Section 1
Loan to Value Ratio	Section 5.02
Losses	Section 8.02
Major Tenants	Section 3.08 (d)
Microbial Matter	Section 3.12(a)
Net Proceeds	Section 3.07 (d)
NOI	Section 5.02
Note	Recitals, Section 1
Notice	Section 9.02
O & M Plan	Section 3.12(b)
Obligations	Section 1.01
OFAC	Section 2.09
OFAC Lists	Section 2.09
OFAC Violation	Section 3.20(c)
On Demand	Section 9.05 (n)
Organization State	Section 2.01
Owned	Section 9.05 (l)
Permitted Encumbrances	Recitals, Section 2 (B)
Person	Section 9.05 (i)
Personal Property	Section 6.02 (j)
Prepayment Premium	Section 1.01 (a)
Property	Recitals, Section 2 (A)
Property Payables	Section 3.09
Property State	Section 2.01
Provisions	Section 9.05 (j)
Rating Agency	Section 9.06
Release	Section 3.12 (a)
Rent Loss Proceeds	Section 3.07 (c)
Rents	Recitals, Section 2 (A) (x)
Restoration	Section 3.07 (a)
Second Notice	Section 3.15(b)
Secondary Lender	Section 5.02 (a)
Secondary Loan	Section 5.02
Securities	Section 9.06
Security Agreement	Section 7.01
Taking	Section 3.08 (a)
Tenant	Recitals, Section 2 (A) (vi)
Tenants Section	9.05 (k)
Terrorism Insurance Maximum Premium	Section 3.06 (g)
Transaction Taxes	Section 3.03 (c)
U.C.C.	Section 2.02
Upon Demand	Section 9.05 (n)
Violation	Section 3.11

Prudential Loan Nos. 7061xxxxx and 7061xxxxx

60 East 42nd St.

Agreement of Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

AGREEMENT OF SPREADER, CONSOLIDATION AND MODIFICATION

OF MORTGAGE AND SECURITY AGREEMENT

THIS AGREEMENT OF SPREADER, CONSOLIDATION AND MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT (this “Agreement”) is made as of the 5th day of November, 2009, by 60 EAST 42ND ST. ASSOCIATES L.L.C., a New York limited liability company, having its principal office and place of business at c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165, as mortgagor (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, as mortgagee (“Lender”), and joined in by LINCOLN BUILDING ASSOCIATES L.L.C, a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165 (“Ground Lessee”).

RECITALS:

WHEREAS, Borrower is (i) the fee owner of that certain tract or parcel of land more fully described in Exhibit A attached hereto (the “Land”), and (ii) the landlord’s interest under that certain Agreement of Lease dated October 1, 1958, as amended by that certain Agreement dated January 1, 1964, as further amended by that certain Second Lease Modification Agreement dated January 1, 1977, as further amended by that certain Third Lease Modification Agreement dated April 1, 1979, as further amended by that certain Fourth Lease Modification Agreement dated April 1, 1981, as further amended by that certain Fifth Lease Modification Agreement dated April 1, 1982, as further amended by that certain Sixth Lease Modification Agreement dated October 1, 1987, as further amended by that certain Seventh Lease Modification Agreement dated March 1, 2000, as further amended by that certain Eighth Lease Modification Agreement dated November 23, 2004, and as further amended by that certain Ninth Lease Modification Agreement dated as of the date hereof (as amended, the “Ground Lease”), between Borrower, as landlord, and Ground Lessee, as tenant; and

WHEREAS, Ground Lessee is the owner of landlord’s interest under the leases described in Exhibit D attached hereto and incorporated herein;

WHEREAS, Lender is the owner and holder of certain mortgages covering the fee estate of Borrower in the Land, as more particularly described in Exhibit E attached hereto (the “Existing Mortgages”) and of the notes, bonds or other obligations secured thereby (the “Existing Notes”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Borrower has executed and delivered to Lender a certain Second Amended, Restated and Consolidated Mortgage Note in the aggregate principal amount of Ninety-Six Million Twelve Thousand Five Hundred Twenty-Four and No/100 Dollars ($96,012,524.00), and interest, as more particularly described in Exhibit F attached hereto and incorporated herein by this reference (the “Note”), which Note evidences, and combines and consolidates into one indebtedness, all amounts presently due and owing in respect of the Existing Notes and secured by the Existing Mortgages (the “Loan”) and has a maturity date of November 5, 2014; and

WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth (i) to spread the Existing Mortgages and the respective liens thereof over those portions of the Property (defined below) not already covered thereby, (ii) to combine, consolidate and coordinate the Existing Mortgages and the respective liens thereof, as spread into one unified lien in the aggregate principal amount of Ninety-Six Million Twelve Thousand Five Hundred Twenty-Four and No/100 Dollars ($96,012,524.00) (consisting of (A) $80,012,524.00, and (B) $16,000,000.00) encumbering the Property (defined below), and (iii) to modify, amend and restate the other terms and provisions of the Existing Mortgages, which terms and provisions are superseded in their entirety by the terms and provisions hereof;

7
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

WHEREAS, Borrower desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations (as defined in Section 1.01).

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

A. Mortgaged Property; Mortgage Spreader. The Existing Mortgages and the respective liens thereof are hereby spread over those portions of the Property (defined below) not already covered thereby, which Property includes all of the right, title, interest and estate of Borrower, now owned, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests being collectively referred to herein as the “Property”):

(i) The Land;

(ii) All buildings, structures and improvements (including fixtures) now or later located in or on the Land (“Improvements”);

(iii) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

(iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(v) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

(vi) All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property;

(vii) All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii) All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

8
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(ix) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto (collectively, the “Leases”) and all Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(x) All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

(xi) All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B. Assignment of Rents. Borrower hereby absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to the Borrower under that certain Amended and Restated Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Agreement (the “Assignment”), which document shall govern and control the provisions of this assignment.

C. Outstanding Indebtedness. The aggregate outstanding indebtedness evidenced by the Note and secured by this Agreement in the amount of Ninety-Six Million Twelve Thousand Five Hundred Twenty-Four and No/100 Dollars ($96,012,524.00) (consisting of (i) $80,012,524.00, and (ii) $16,000,000.00), it being understood that no interest under the Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue from and after the date hereof at the rate or rates provided in the Note.

D. Mortgage Consolidation. The Existing Mortgages and the respective liens thereof, as spread in accordance with Section A above, are hereby combined and consolidated so that together they shall hereafter constitute in law but one mortgage, a single lien, covering the Property and securing the aggregate principal sum of Ninety-Six Million Twelve Thousand Five Hundred Twenty-Four and No/100 Dollars ($96,012,524.00) (consisting of (i) $80,012,524.00, and (ii) $16,000,000.00), together with interest thereon as provided in the Note.

E. Ratification of Note. The Note is hereby ratified and confirmed in all respects by Borrower. All principal, interest and other sums of any nature that may or shall become due and payable pursuant to the provisions of the Note shall, subject to the limitations set forth in Section 1.03 hereof, constitute part of the Obligations (defined below) secured by this Instrument.

9
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

F. No Release or Novation. This Agreement constitutes a spreader, consolidation and modification of the Existing Mortgages and is not intended to and shall not extinguish any of the indebtedness of Borrower under the Existing Notes, the Existing Mortgages or any other document or instrument executed and delivered in connection therewith in such a manner as would constitute a release or novation of the original indebtedness or obligations of Borrower under the Existing Notes, the Existing Mortgages or any of such other documents or instruments, nor shall this Agreement affect or impair the priority of any liens created thereby, it being the intention of the parties hereto to preserve all liens and security interests securing payment of the Existing Notes, which liens and security interests are acknowledged by Borrower to be valid and subsisting against the Property and any other security or collateral for the Obligations.

G. Certain Representations. Borrower represents and warrants (1) that there are no offsets, counterclaims or defenses against the indebtedness evidenced by the Note or against the enforcement of this Agreement, the Existing Mortgages or the Note, (2) that Borrower and the undersigned representative of Borrower have full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower’s part to be observed and performed, (3) that the Note, the Existing Mortgages, the Documents (defined below) and this Agreement constitute valid and binding obligations of Borrower, and (4) that Borrower has no claims, counterclaims or offsets of any nature whatsoever against Lender or any previous holder of the indebtedness evidenced by the Note or any portion thereof.

H. Modification of Existing Mortgages. The terms, covenants and provisions of the Existing Mortgages are hereby modified, amended and restated so that henceforth such terms, covenants and provisions shall be exclusively those set forth herein, and the Existing Mortgages, as so modified, amended and restated, are hereby ratified and confirmed in all respects by Borrower subject to the matters listed in Exhibit C (“Permitted Encumbrances”) and the provisions of this Agreement. The numbered sections of the Existing Mortgages and all schedules and exhibits thereto are hereby modified, amended and restated to read the same as those set forth below. The Existing Mortgages, as so spread, combined, consolidated, modified, amended and restated pursuant to the provisions of this Agreement, are herein collectively referred to as this “Instrument”). Except as expressly provided to the contrary in the following numbered sections, all capitalized terms used below shall have the respective meanings ascribed to such terms in the above body of this Instrument.

IN FURTHERANCE of the foregoing, Borrower hereby warrants, represents, covenants and agrees with Lender as follows:

ARTICLE I - OBLIGATIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium (as defined in the Note)(“Prepayment Premium”), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

(b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

10
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents. The “Documents” shall mean this Instrument, the Note, the Assignment, and any other written agreement executed in connection with the closing of the Loan (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

Section 1.03 Maximum Secured Indebtedness. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS INSTRUMENT AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED BY THIS INSTRUMENT AT ANY TIME IS NINETY-SIX MILLION TWELVE THOUSAND FIVE HUNDRED TWENTY-FOUR AND NO/100 DOLLARS ($96,012,524.00); PROVIDED THAT SUCH LIMITATION SHALL NOT LIMIT THE SECURITY OF THIS INSTRUMENT WITH RESPECT TO (A) INTEREST ON THE AFORESAID PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH IN THE NOTE, (B) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF SUMS ADVANCED OR PAID FOR REAL ESTATE TAXES, CHARGES AND ASSESSMENTS THAT MAY BE IMPOSED BY LAW UPON THE PROPERTY, (C) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF SUMS ADVANCED OR PAID FOR INSURANCE PREMIUMS WITH RESPECT TO THE PROPERTY, (D) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF ALL REASONABLE LEGAL COSTS OR EXPENSES OF COLLECTION OF THE DEBT SECURED BY THIS INSTRUMENT OR OF THE DEFENSE OR PROSECUTION OF THE RIGHTS AND LIEN CREATED BY AND CONSOLIDATED IN THIS INSTRUMENT AND THE DOCUMENTS, AND (E) REPAYMENT TO LENDER OF SUMS ADVANCED OR PAID TO WHICH LENDER BECOMES SUBROGATED, UPON PAYMENT, UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.01 Title, Legal Status and Authority. Borrower (i) is seised of the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons; (iii) is a limited liability company duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation (“Organization State”) and the state where the Property is located (“Property State”); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

11
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 2.02 Validity of Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents; (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (1) any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or (2) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (v) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for the lien, encumbrance and security interest created by this Instrument and the other Documents; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment and Uniform Commercial Code (“U.C.C.”) filings). The Documents constitute legal, valid, and binding obligations of Borrower.

Section 2.03 Litigation. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations.

Section 2.04 Status of Property.

(a) The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

(b) To Borrower’s knowledge, Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Property and its use and occupancy is in full compliance with all Laws and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

(c) The Property is served by all utilities (including water and sewer) required for its use.

(d) To Borrower’s knowledge, all public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

(e) The Property is free from damage caused by fire or other casualty.

(f) To Borrower’s knowledge, all costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances.

(g) Borrower owns and has paid in full for all furnishings, fixtures, and equipment (other than Tenants’ property) used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

12
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements is assessed and taxed together with the Property.

Section 2.05 Tax Status of Borrower. Borrower is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Revenue Code”). Borrower further represents and warrants to Lender that Borrower is not a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code.

Section 2.06 Bankruptcy and Equivalent Value. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company). Borrower has received reasonably equivalent value for granting this Instrument.

Section 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, there are no illegal activities at or on the Property.

Section 2.09 OFAC Lists. That (i) neither Borrower, nor, to Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); (ii) neither Borrower, nor, to Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; (iii) neither any guarantor, nor, to Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are named on any OFAC Lists; (iv) neither any guarantor, nor, to Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; and (v) neither Borrower nor any guarantor, nor, to Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Borrower or any guarantor (whether directly or indirectly), have conducted business with or engaged in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

13
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 2.10 Property as Single Asset. That (i) Borrower’s only asset is the Property, and (ii) the Property generates substantially all of the gross income of Borrower and there is no substantial business being conducted by Borrower other than the business of operating the Property and the activities incidental thereto.

ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01 Payment of Obligations. Borrower shall timely pay and cause to be performed the Obligations.

Section 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender’s prior written consent (except as otherwise expressly permitted under Article V below); (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in Section 2.02 to become untrue.

Section 3.03 Taxes and Other Charges.

(a) Payment of Assessments. Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property (“Assessments”) and prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.

(b) Right to Contest. So long as no Event of Default (defined below) is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (1) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (2) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, or (3) Borrower has furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; (iii) at Lender’s option, Borrower has deposited the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (iv) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not apply to the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

(c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible, and any similar taxes)(collectively, the “Transaction Taxes”) required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

14
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(d) Changes in Laws Regarding Taxation. If any law (i) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (ii) taxes mortgages or debts secured by mortgages for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days’ notice to Borrower.

(e) No Credits on Account of the Obligations. Borrower will not claim or be entitled to any credit(s) on account of the Obligations for any part of the Assessments and no deduction shall be made or claimed from the taxable value of the Property for real estate tax purposes by reason of the Documents or the Obligations. If such claim, credit or deduction is required by law, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days’ notice to Borrower.

Section 3.04 Defense of Title, Litigation, and Rights under Documents. Borrower shall forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender under the Documents against the claims of all persons, and shall promptly notify Lender of any such claims. Lender (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender deems necessary to protect its interests. Borrower authorizes Lender to take any actions required to be taken by Borrower, or permitted to be taken by Lender, in the Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender on demand for all expenses (including attorneys’ fees) incurred by it in connection with the foregoing and Lender’s exercise of its rights under the Documents. All such expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations, bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, and shall be secured by this Instrument.

Section 3.05 Compliance With Laws and Operation and Maintenance of Property.

(a) Repair and Maintenance. Borrower will operate and maintain the Property in good order, repair, and operating condition. Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired. Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered, without Lender’s prior written consent.

15
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(b) Replacement of Property. Borrower will keep the Property fully equipped and will replace all worn out or obsolete Property with new, comparable fixtures or Property. Borrower will not, without Lender’s prior written consent, remove any Property owned by Borrower and covered by this Instrument unless the same is replaced by Borrower with a new (or refurbished), comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender’s prior written consent or (B) if the replaced Property was leased at the time of execution of this Instrument, except in the ordinary course of business.

(c) Compliance with Laws. Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, rules, orders and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the “Laws”); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. Without limiting Lender’s rights and remedies under Article VI or otherwise, if Borrower or the Property is in material non-compliance with any Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents.

(d) Zoning and Title Matters. Borrower shall not, without Lender’s prior written consent; (i) initiate or actively support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible, except that the current use and trafficking of the lobby in the ordinary course of business is permitted; (vii) cause the Property to become a non-conforming use under zoning ordinances or cause or permit any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances.

Section 3.06 Insurance.

(a) Property and Time Element Insurance. Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee) by (i) an “all risk” property insurance policy with an agreed amount endorsement for full replacement cost (defined below) without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or Laws, and with a deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00); (ii) a policy or endorsement insuring against acts of terrorism as hereinafter provided; (iii) a policy or endorsement insuring against claims applicable to the presence of Microbial Matter (as defined in Section 3.12(a); (iv) a policy or endorsement providing business income insurance (including business interruption insurance and extra expense insurance and/or rent insurance) on an actual loss sustained basis in an amount equal to at least one (1) year’s total income from the Property including all Rents plus all other pro forma annual income such as percentage rent and tenant reimbursements of fixed and operating expenses; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area identified by the Federal Emergency Management Agency or any successor or related government agency as a 100 year flood plain currently classified as Flood Insurance Rate Map Zones “A”, “AO”, “AH”, “A1-A30”, “AE”, “A99”, “V”, “V1-V30”, and “VE”, under which flood insurance has been made available under the Flood Acts, in an amount equal to the lesser of (1) the original amount of the Note or (2) the maximum limit of coverage available for the Property under the Flood Acts; (vi) a policy or endorsement covering against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, HVAC systems, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount reasonably required by Lender; (vii) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder’s risk policy with extended coverage in an amount at least equal to the full replacement cost of such Property, and worker’s compensation, in statutory amounts; and (viii) a policy or endorsement covering against damage or loss by earthquake and other natural phenomenon in the amounts reasonably required by Lender. “Full replacement cost” shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, footings, and value of land, and shall be subject to verification by Lender. Full replacement cost will be determined, at Borrower’s expense, periodically (but at least once per year) by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

16
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(b) Liability and Other Insurance. Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000, a products/completed operations limit of $2,000,000, and a general aggregate limit of $2,000,000, with an excess/umbrella liability policy of not less than $10,000,000 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto. In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism and against claims applicable to the presence of Microbial Matter, or such coverages shall be provided by separate policies or endorsements. The insurance policies shall also include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 8.02 below (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request, Borrower shall also carry additional insurance or additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require.

(c) Form of Policy. All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State and must have and maintain a current financial strength rating of “A-, X” (or higher) from A.M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (i) include a standard mortgagee clause, without contribution, in the name of Lender, (ii) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause substantially equivalent to the following: “The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy.”

17
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(d) Original Policies. Borrower shall deliver to Lender (i) as and when available original or certified copies of all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, original ACORD 28 (2003/10) and ACORD 25-S certificates (or equivalent certificates) evidencing that such policies are in full force and effect together with certified copies of the original policies.

(e) General Provisions. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property.

(f) Waiver of Subrogation. A waiver of subrogation shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any loss of or damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.

(g) Terrorism Coverage Limitations. Borrower shall not be required to pay annual premiums for terrorism insurance greater than the lesser of (i) 70% of the annual premium Borrower is then paying for the fire and extended coverage portion of the “all risk” property policy for the Property or (ii) $100,000 (the “Terrorism Insurance Maximum Premium”), and subject to the following sentence, if Borrower, by paying the Terrorism Insurance Maximum Premium, is not able to purchase terrorism insurance coverage for the Property in an amount at least equal to the Loan amount, then Borrower shall (subject to the following sentence) always purchase terrorism insurance coverage for the Property in the maximum amount of coverage that Borrower is able to purchase by spending the Terrorism Insurance Maximum Premium. Notwithstanding the foregoing, if Borrower, by paying the Terrorism Insurance Maximum Premium, is only able to purchase terrorism insurance coverage for the Property of $40 million or less, then Borrower shall not be required to carry terrorism insurance coverage on the Property until such time as Borrower, by paying the Terrorism Insurance Maximum Premium, is able to purchase terrorism insurance coverage for the Property in an amount in excess of $40 million.

Section 3.07 Damage and Destruction of Property.

(a) Borrower’s Obligations. If any damage to, loss, or destruction of the Property occurs (any “Damage”), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender (“Restoration”). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

18
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(b) Lender’s Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower, and (A) provided that no Event of Default has occurred, Borrower may, subject to Lender’s prior written approval (not to be unreasonably withheld, conditioned or delayed), settle, adjust, or compromise any claims for the Damage, and (B) following an Event of Default, Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (ii) each insurance company concerned is authorized and directed to make payment of insurance proceeds in excess of $500,000 directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 3.07(c) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (B) the cure of any default under the Documents; or (C) the Restoration. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(c) Application of Proceeds to Restoration. Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) for casualty events resulting in Net Proceeds in excess of $500,000, Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (iii) in Lender’s reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents and all supplemental loans and secondary loans secured by the Property. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents and all supplemental loans and secondary loans secured by the Property.

19
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(d) Disbursement of Proceeds. If insurance proceeds are made available for Restoration, Lender shall (for Net Proceeds in excess of $500,000), through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender’s receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen’s and mechanics’ liens. At Lender’s election, the disbursement of funds may be handled by a disbursing agent selected by Lender, and such agent’s reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender’s option, be applied to the Obligations in any order of priority and any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Notwithstanding anything to the contrary set forth herein, Net Proceeds of $500,000 or less shall be paid directly to Borrower so long as there is no current Event of Default under the Documents.

(e) Real Property Law Section 254. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire that are inconsistent with the provisions of this Instrument shall not apply to the terms of this Instrument. Nothing contained herein, except for the immediately preceding sentence, shall be construed as depriving Lender of any right or advantage available under Section 254 of the Real Property Law of the State of New York, and all covenants herein that differ therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 3.08 Condemnation.

(a) Borrower’s Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise)(a “Taking”). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

(b) Lender’s Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned, and shall be paid, to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

(c) Application of Award. Lender shall have the right to apply any Award, subject to Section 3.08(d), as per Section 3.07 for insurance proceeds held by Lender, including the waiver of Prepayment Premium. If Borrower receives any Award, Borrower shall promptly deliver them to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

20
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(d) Application of Award to Restoration. With respect to any portion of the Award that is not for loss of value or property, Lender shall permit the application of the Award to Restoration in accordance with the provisions of Section 3.07 if: (i) no more than twenty percent (20%) of the gross area of the Improvements, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of application; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in Lender’s reasonable judgment, Restoration is practical and can be completed within one (1) year after the Taking and at least one (1) year prior to the maturity of the Note; and (vii) the Tenants listed in Exhibit D (“Major Tenants”) agree in writing to continue their Leases without abatement of rent. Any portion of the Award that is (i) for loss of value or property or (ii) in excess of the cost of any Restoration permitted above, may, in Lender’s sole discretion, be applied against the Obligations or paid to Borrower.

(e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09 Liens and Liabilities. Borrower shall pay, bond, or otherwise discharge all notices of lien of mechanics, materialmen, laborers, and others which, if the underlying claims or demands remain unpaid, would result in a lien or encumbrance on the Property or the Rents (collectively, “Liens”) and Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

Section 3.10 Tax and Insurance Deposits. At Lender’s option following an Event of Default, Borrower shall make monthly deposits (“Deposits”) with Lender equal to one-twelfth (1/12th) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 3.06 (the “Insurance Premiums”) together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the “Impositions”). Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority. Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

21
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 3.11 ERISA.

(a) Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b) Borrower represents and warrants to Lender that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not a “party in interest”, as defined in Section 3(14) of ERISA, other than as a service provider or an affiliate of a service provider, to any employee benefit plan that has invested in a separate account described in Section 3.11(a)(ii) above, from which funds have been derived to make the Loan, or if so, the execution of the Documents and making of the Loan thereunder do not constitute nonexempt prohibited transactions under ERISA; (iii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iv) the assets of Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c) Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify the representations and warranties in Section 3.11(b) above. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender’s rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, negate Borrower’s representations in this Section or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of this Section 3.11 will be true after consummation and (ii) an agreement to comply with this Section 3.11.

22
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 3.12 Environmental Representations, Warranties, and Covenants.

(a) Environmental Representations and Warranties. Borrower represents and warrants, to the best of Borrower’s actual knowledge and additionally based upon the environmental site assessment report of the Property (the “Environmental Report”), that except as fully disclosed in the Environmental Report delivered to and approved by Lender: (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property (“affecting the Property” shall mean “in, on, under, stored, used or migrating to or from the Property”) except for (A) routine office cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no past or present non-compliance with Environmental Laws or with permits issued pursuant thereto; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has, to Borrower’s knowledge, provided to Lender, in writing, all material information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower’s files. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; Microbial Matter, infectious substances, asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

23
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(b) Environmental Covenants. Borrower covenants and agrees that: (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property except in compliance with Environmental Laws; (iii) there shall be no Hazardous Materials affecting the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the “Environmental Liens”); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities in Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender’s request based on Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law; (viii) Borrower shall immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, and (E) any written or oral communication or notice from any person relating to Hazardous Materials, and (ix) if an Asbestos Operation and Maintenance Plan and any other Operation and Maintenance Plan (collectively, the “O&M Plan”) is in effect (or required by Lender to be implemented) at the time of the closing of the Loan, then Borrower shall, at its sole expense, implement and continue the O&M Plan (with any modifications required to comply with applicable Laws), until payment and full satisfaction of the Obligations. Any failure of Borrower to perform its obligations under this Section 3.12 shall constitute bad faith waste of the Property.

(c) Lender’s Rights. Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) a default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan is being considered for sale. Borrower shall cooperate with and provide access to Lender and such person.

Section 3.13 Electronic Payments. Unless directed otherwise in writing by Lender, all payments due under the Documents shall be made by electronic funds transfer debit entries to Borrower’s account at an Automated Clearing House member bank satisfactory to Lender or by similar electronic transfer process selected by Lender. Each payment due under the Documents shall be initiated by Lender through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date (as defined in the Note) for the payment. Borrower shall, at Borrower’s sole cost and expense, direct its bank in writing to permit such electronic fund transfer debit entries (or similar electronic transfer) to be made by Lender. Prior to each payment Due Date under the Documents, Borrower shall deposit and/or maintain sufficient funds in Borrower’s account to cover each debit entry. Any charges or costs, if any, by Borrower’s bank for the foregoing shall be paid by Borrower.

Section 3.14 Inspection. Borrower shall allow Lender and any person designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times upon reasonable notice (except in an emergency). Borrower shall assist Lender and such person in effecting said inspection.

24
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 3.15 Records, Reports, and Audits.

(a) Records and Reports. Borrower shall maintain complete and accurate books and records with respect to all operations of or transactions involving the Property. Annually, Borrower shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Obligations and contingent liabilities) for (i) Borrower, (ii) any general partner(s) of Borrower and any general partners of such partners, (iii) any guarantors or sureties of the Note, and (iv) any Major Tenants, to the extent available through commercially reasonable efforts by Borrower. Annually, Borrower shall furnish Lender (i) operating statements showing cash flow and capital expenditures for the Property including income and expenses (before and after Obligations service), major capital improvements, a schedule showing tenant sales and percentage rent for retail properties where sales are reported; (ii) a certified rent roll including security deposits held, the expiration of the terms of the Leases; (iii) a budget showing projected income and expenses (before and after Obligations service) for the current year; (iv) any appraisals of the Property performed during the previous year; and (v) upon Lender’s request following an Event of Default, (A) a schedule showing Borrower’s tax basis in the Property, (B) the distribution of economic interests in the Property, and (C) copies of any other loan documents affecting the Property. Financial information relating guarantors shall be limited to certified statements of minimum net worth.

(b) Delivery of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at the deliverer’s option, audited by a Certified Public Accountant; (ii) satisfactory to Lender in form and substance; and (iii) delivered within (A) ninety (90) days after the end of Borrower’s fiscal year for annual reports. If any one report, statement, or item is not received by Lender on its due date, a late fee of Three Hundred Fifty and No/100 Dollars ($350.00) per month shall be due and payable by Borrower. If any one report, statement, or item is not received within thirty (30) days after written notice from Lender, Lender may immediately declare an Event of Default under the Documents. Borrower shall (i) provide Lender annually with such additional financial, management, or other information regarding Borrower, any general partner of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender’s request, deliver all items required by Section 3.15 in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender in the form maintained by Borrower.

(c) Inspection of Records. Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required after any default under the Documents. Borrower shall assist Lender in effecting such examination.

Section 3.16 Borrower’s Certificates. Within ten (10) days after Lender’s request, Borrower shall furnish a written certification to Lender and any Investors (defined below) as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the best knowledge of Borrower, any defaults exist under the Leases and a detailed description of any listed; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any defaults (or events which with the passage of time and/or notice would constitute a default) under the Documents and a detailed description of any listed; (j) whether the Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents. For all non-residential properties and promptly upon Lender’s request, Borrower shall use commercially reasonable efforts to deliver a written certification to Lender and Investors from Tenants specified by Lender that: (a) their Leases are in full force and effect; (b) there are no defaults (or events which with the passage of time and/or notice would constitute a default) under their Leases and a detailed description of any listed; (c) none of the Rents have been paid more than one month in advance; (d) there are no offsets or defenses against the Rents and a detailed description of any listed; and (e) any other matters reasonably requested by Lender related to the Leases; provided, however, that Borrower shall not have to pay money to a Tenant to obtain such certification, but it will deliver a landlord’s certification for any certification it cannot obtain.

25
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 3.17 Full Performance Required; Survival of Warranties. All representations and warranties of Borrower in the Loan application or made in connection with the Loan shall survive the execution and delivery of the Documents and shall remain continuing warranties and representations of Borrower.

Section 3.18 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time of payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender’s right to realize upon or enforce any other security now or later held by Lender. Lender may enforce the Documents or any other security in such order and manner as it may determine in its discretion.

Section 3.19 Further Acts. Borrower shall take all necessary actions to (i) keep valid and effective the lien and rights of Lender under the Documents and (ii) protect the lawful owner of the Documents. Promptly upon request by Lender and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to (a) maintain or grant Lender a first-priority, perfected lien on the Property, (b) grant to Lender to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Property non-judicially, (c) correct any error or omission in the Documents, and (d) effect the intent of the Documents, including filing/recording the Documents, additional mortgages or deeds of trust, financing statements, and other instruments.

Section 3.20 Compliance with Anti-Terrorism Regulations.

(a) Borrower hereby covenants and agrees that neither Borrower nor any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower or any guarantor (whether directly or indirectly), will conduct business with or engage in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

(b) Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa- 9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

26
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(c) Borrower hereby covenants and agrees that if it becomes aware or receives any notice that Borrower, any guarantor or the Property, or any person or entity holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, any guarantor or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 2.09 above remain true and correct as of the date of such certificate and confirming Borrower’s and any guarantor’s compliance with this Section 3.20.

Section 3.21 Compliance with Property as Single Asset. Borrower hereby covenants and agrees that (i) during the term of the Loan, Borrower shall not own any assets in addition to the Property, (ii) the Property shall remain as a single property or project, and (iii) during the term of the Loan, the Property shall generate substantially all of the gross income of Borrower and there shall be no substantial business being conducted by Borrower other than the business of operating the Property and the activities incidental thereto.

ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01 Expenses and Advances. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), title searches and examinations, surveys and similar data and assurances with respect to title, U.C.C. search, escrow, attorneys’ (both in-house staff and retained attorneys), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements incurred by Borrower or Lender and reasonable fees charged by Lender in connection with the granting, closing, non-routine servicing, and enforcement (if Lender is the prevailing party) of (a) the Loan and Documents or (b) attributable to Borrower as owner of the Property. The term “Costs” shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the non routine servicing of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s rights or remedies under the Documents or relating to the Loan or the Obligations. If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Borrower grants Lender the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower’s name. No advance or performance shall be deemed to have cured a default by Borrower. All (a) sums advanced by or payable to Lender per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due, and (c) all Costs, shall: (i) be deemed demand obligations, (ii) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents. Lender, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

27
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 5.01 Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which may be withheld for any or no reason, including the possibility of an ERISA violation or the proposed transferee’s failure to agree in writing to Lender increasing the interest payable on the Obligations to any rate, changing any other terms [including maturity] of the Obligations or Documents, or requiring the payment of a transfer fee) any of the following shall occur:

(a) Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to the Property, mortgage, encumber or cause to be encumbered (except for the imposition of mechanics’ or materialmen’s liens) the Property or any interest therein, in any manner or way, whether voluntary or involuntary; or

(b) in the event of any merger, consolidation, sale, transfer, assignment, or dissolution involving all or substantially all of the assets of Borrower or any managing general partner or managing member of the original Borrower; or

(c) in the event of the assignment, transfer, pledge, voluntary or involuntary sale, or encumbrance (or any of the foregoing at one time or over any period of time) of:

(i) ten percent (10%) or more of (1) the ownership interests in Borrower, regardless of the type or form of entity of Borrower, (2) the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of Borrower or any corporation or limited liability company directly or indirectly owning ten percent (10%) or more of any such corporation or limited liability company, or (3) the ownership interests of any owner of ten percent (10%) or more of the beneficial interests of Borrower if Borrower is a trust; or

(ii) any general partnership interest in (1) Borrower, (2) a partnership which is in Borrower’s chain of ownership and which is derivatively liable for the obligations of Borrower, or (3) any general partner who has the right to participate directly or indirectly in the control of the management or operations of Borrower; or

(d) in the event of the conversion of any general partnership interest in Borrower to a limited partnership interest; or

28
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(e) in the event of any change, removal, or resignation of any general partner of Borrower; or

(f) in the event of any change, removal, addition or resignation of a managing member (or if no managing member, any member) if Borrower is a limited liability company; or

(g) Borrower shall obtain any unsecured debt except for customary and reasonable short-term trade payables.

The provisions set forth above shall not apply to transfers (i) under any will or applicable law of descent, or (ii) of membership interests in Borrower or the syndicated investor interests in Borrower for which each member acts as an agent, so long as no Event of Default exists at the time of any such transfer, and following any transfer described in (ii) of this sentence, (1) Peter L. Malkin, Anthony E. Malkin and/or one of more of the children or grandchildren of Peter L. Malkin or Anthony E. Malkin and/or one or more senior members or employees of Malkin Holdings LLC shall comprise all of the members of Borrower, (2) Peter L. Malkin, Anthony E. Malkin and/or children or grandchildren of Peter L. Malkin or Anthony E. Malkin shall have a substantial role in the day to day operations of Borrower and the Property, and (3) within sixty (60) days following any such transfer, Borrower shall deliver to Lender (a) a statement showing the current ownership of Borrower, (b) a certification from Borrower that Borrower remains in compliance with the ERISA provisions of the Documents, and (c) a certification from Borrower that Borrower remains in compliance with the representations, warranties and covenants in the Documents relative to Executive Order 13224.

Additionally, Borrower shall be permitted to transfer the Property to a wholly owned affiliate of Borrower so long as (i) no Event of Default exists at the time of any such transfer; (ii) Borrower or the transferee pays a processing fee to Lender of $5,000, any documentary stamp taxes, intangibles taxes, recording fees, and other costs and expenses required in connection with any assumption agreement required hereunder, the fees and expenses of Borrower’s outside counsel in connection with reviewing and processing such transfer, and (iii) the transferee shall sign an assumption agreement acceptable to Lender with respect to the Documents, and following any such transfer (1) Peter L. Malkin, Anthony E. Malkin and/or one of more of the children or grandchildren of Peter L. Malkin or Anthony E. Malkin and/or one or more senior members or employees of Malkin Holdings LLC shall comprise all of the members of such transferee, (2) Peter L. Malkin, Anthony E. Malkin and/or children or grandchildren of Peter L. Malkin or Anthony E. Malkin shall have a substantial role in the day to day operations of such transfer and the Property, and (3) within sixty (60) days following any such transfer, Borrower shall deliver to Lender (a) a statement showing the current ownership of Borrower, (b) a certification from Borrower that Borrower remains in compliance with the ERISA provisions of the Documents, and (c) a certification from Borrower that Borrower remains in compliance with the representations, warranties and covenants in the Documents relative to Executive Order 13224.

Further, Borrower shall be permitted to file a condominium declaration against the Property during the term of the Loan (and if required by a relevant governmental agency, Lender will consent to such filing subject to the satisfaction of the requirements of this paragraph) so long as (i) no Event of Default exists at the time of filing, (ii) such condominium declaration shall at all times be subordinate to the Documents so that following a foreclosure of the Loan such condominium declaration shall be foreclosed out and no longer encumber, apply to or impact the Property, (iii) no transfers of any of the condominium interests shall occur at any time during the term of the Loan, and (iv) Borrower shall pay a processing fee to Lender of $5,000 and Lender’s outside counsel fees and expenses in connection with reviewing and processing such condominium declaration (which shall contain an express subordination to the Loan and a termination provision that is applicable in the event of foreclosure of the Loan) and any modification of the Documents required by the filing of such condominium declaration.

29
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 5.02 Secondary Loan. Notwithstanding Section 5.01, and provided no Event of Default shall then exist under the Loan, Lender agrees, upon fifteen (15) days written notice from Borrower to Lender that Borrower is about to consummate a secondary loan secured by the Property (a “Secondary Loan”), such Secondary Loan shall be permitted if:

(a) the lender providing a Secondary Loan (the “Second Lender”) is an insurance company, a bank, or other financial institution, unrelated to Borrower, with assets in excess of One Billion Dollars ($1,000,000,000.00) or other financial institution reasonably acceptable to Lender;

(b) the Debt Service Coverage Ratio (defined below) is at least 1.20 to 1.00 for the preceding twelve (12) month period and Lender receives satisfactory evidence that Debt Service Coverage Ratio of at least 1.20 to 1.00, taking into account the Secondary Loan for which Borrower is seeking Lender’s consent, will be maintained for the next succeeding twelve (12) months;

(c) taking into account the Loan and the Secondary Loan, the Loan to Value Ratio (defined below) does not exceed fifty percent (50%), and the amount of such Secondary Loan, when combined with the outstanding principal balance of the Loan, does not exceed One Hundred Thirty Million Dollars ($130,000,000.00);

(d) Borrower shall pay to Lender at the time the Secondary Loan is placed on the Property a fee equal to Ten Thousand Dollars ($10,000.00);

(e) the loan documents evidencing the Secondary Loan shall, in Lender’s reasonable judgment, in no way affect the priority of Lender’s lien or adversely affect any rights of Lender under the Documents;

(f) Lender and Borrower shall use commercially reasonable efforts to attempt to negotiate a form of intercreditor agreement that is acceptable to both Borrower and Lender and shall be used as the intercreditor agreement for any Secondary Loan, which intercreditor agreement shall provide, among other things, that any Second Lender shall be permitted to cure defaults under the Loan within the cure periods provided in the Documents and upon acceleration of the Loan, any Second Lender shall have the right, within thirty (30) days of the date of Lender’s acceleration of the Loan, to purchase the Loan by paying an amount equal to the outstanding principal balance of the Loan, all accrued interest, the prepayment premium, and all other sums due under the Documents and if there are then multiple Second Lenders and more than one Second Lender elects to purchase the Loan, the most junior of the Second Lenders making such election shall have the sole right to purchase the Loan;

(g) the Second Lender shall not have the right to terminate any Lease in a foreclosure (or other proceeding or action brought as a result of default under the Secondary Loan) without Lender’s prior written consent;

(h) the Secondary Loan is permitted under the provisions of the ERISA certificate and indemnification agreement described in Lender’s then-current Guidelines; and

30
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(i) the Second Lender shall agree in writing that it will not sell, convey, transfer or assign the Secondary Loan to any entity which does not meet the criteria set forth in clause (a) above, except pursuant to a securitization of the Secondary Loan either as a stand-alone or as part of a pool; and

(j) Borrower pays all reasonable fees, costs and expenses incurred by Lender in connection with such secondary financing, including, without limitation, all legal, accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the Secondary Loan shall actually close.

The term “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Property to (ii) the fair market value of the Property. The term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) net operating income (“NOI”) by (ii) total annual debt service (“TADS”). NOI is the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is 95% leased and occupied if actual leasing is less than 95%), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross income shall be based on the cash actually received for the preceding twelve months and projected income based on the leases in place for the next succeeding twelve months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property.

Notwithstanding the foregoing, this Section 5.02 is personal to the original Borrower [i.e. 60 East 42nd St. Associates L.L.C.] and any wholly owned affiliate to which the Property is transferred, and if, prior to the placement of the supplemental loan or the Secondary Loan on the Property, Borrower transfers ownership of the Property to another person or entity, this Section 5.02 shall automatically terminate and be of no further force or effect.

ARTICLE VI - DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following shall be an “Event of Default”:

(a) if Borrower fails to make any payment required under the Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives one (1) notice of default within any twelve (12) month period, Borrower shall have no further right to any notice of monetary default during that twelve (12) month period;

(b) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days of Lender providing written notice thereof (the “Grace Period”); provided, however, that Lender may extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no lien or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s security interest;

31
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(c) if any representation made (i) in connection with the Loan or Obligations or (ii) in the Loan application or Documents shall be false or misleading in any material respect;

(d) if any default under Article V occurs;

(e) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(f) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(g) if any of the events in Sections 6.01 (e) or (f) shall occur with respect to any (i) managing member of Borrower, (ii) general partner of Borrower, or (iii) guarantor of payment or performance of any of the Obligations;

(h) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower;

(i) if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within any applicable grace period in that document;

(j) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within ten (10) days after written notice;

(k) if Borrower shall be in default under any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

(l) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;

(m) (i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11; or

(n) (i) the consummation by Borrower of any transaction which would cause an OFAC Violation; (ii) the failure of any representation in Section 2.09 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 3.20.

32
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 6.02 Remedies. If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under the Documents or Laws including the following actions:

(a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g) or (h) which shall automatically make the Obligations immediately due and payable;

(b) judicially or otherwise (to the extent that non judicial foreclosure is then available in the Property State), (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e) [INTENTIONALLY DELETED];

(f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, or (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise, (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property, (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower or Lender with respect to the Property, either in Borrower’s name or otherwise;

33
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i) apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender under the Documents, and/or (D) Impositions;

(j) take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k) take any other action permitted under any Laws.

If Lender exercises any of its rights under Section 6.02(g), Lender shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03 Expenses. All reasonable Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s rights under the Documents.

Section 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct multiple sales of any part of the Property in separate tracts or in its entirety and Borrower waives any right to require otherwise; (b) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; and (c) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

34
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 6.05 Application of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

35
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

ARTICLE VII - SECURITY AGREEMENT

Section 7.01 Security Agreement. This Instrument constitutes both a real property mortgage and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01 Limited Recourse Liability. The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

Section 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless (“indemnify”) the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees (both in-house staff and retained attorneys) and all other costs of defense. The term “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing.

Section 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04 ERISA Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a Violation, (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion.

Section 8.05 Environmental Indemnity. Borrower and other persons, if any, have executed and delivered the Environmental Indemnity Agreement dated the date hereof to Lender (“Environmental Indemnity”).

36
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 8.06 Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, and (d) be secured by this Instrument.

Section 8.07 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, the obligations of Borrower under Sections 8.03, 8.04, 8.05, and 8.06 shall be a full recourse obligation of Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by Lender of any rights in the Documents. Borrower’s obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

ARTICLE IX - ADDITIONAL PROVISIONS

Section 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

37
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 9.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower: 60 EAST 42ND ST. ASSOCIATES L.L.C. c/o Malkin Holdings LLC 60 East 42nd Street New York, New York 10165 Attention: Jack K. Feirman, Esq.	With a copy of notices sent to Borrower to: MALKIN HOLDINGS LLC 60 East 42nd Street New York, New York 10165 Attention: Jack K. Feirman, Esq.

If to Lender:

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA

Prudential Asset Resources

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan Nos. 7061xxxxx and 7061xxxxx

With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA

Prudential Asset Resources

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan Nos. 7061xxxxx and 7061xxxxx

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

Section 9.04 Applicable Law and Submission to Jurisdiction. The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender’s right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

Section 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole expense; (f) the terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to”; (g) the terms “Property,” “Land,” “Improvements,” and “Personal Property” shall be construed as if followed by the phrase “or any part thereof”; (h) the term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”; (i) the term “person” shall include natural persons, firms, partnerships, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”; (k) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor,” and the term “Tenants” or “lessee” shall mean “tenant, subtenant, lessee, and sublessee”; (l) the term “owned” shall mean “now owned or later acquired”; (m) the terms “any” and “all” shall mean “any or all”; and (n) the term “on demand” or “upon demand” shall mean “within five (5) business days after written notice.”

38
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 9.06 Transfer of Loan. Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any guarantor and any indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender. Borrower shall also furnish consent of any borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense. “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

Section 9.07 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, Lender may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure, by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure. All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01 and 6.02. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

39
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 9.08 Entire Agreement. Except as provided in Section 3.17, (a) the Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

Section 9.09 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

ARTICLE X - LOCAL LAW PROVISIONS

Section 10.01 Trust Fund. Pursuant to Section 13 of the Lien Law of the State of New York, Borrower shall receive the advances secured by this Instrument and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose.

Section 10.02 Section 291-f Agreement. This Instrument is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Borrower shall (unless such notice is contained in such tenant’s Lease) deliver notice of this Instrument in form and substance acceptable to Lender, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Lender the full protections and benefits of Section 291-f. Borrower shall request the recipient of any such notice to acknowledge the receipt thereof.

40
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 10.03 New York Tax Law Section 256. If, by reason of the additional sums that may become secured by the lien of this Instrument pursuant to the terms hereof, a court or other governmental authority having jurisdiction at any time shall determine that this Instrument falls within the ambit of Section 256 of the Tax Law of the State of New York, then Lender reserves the right, in its discretion, to elect not to have such additional sums secured by this Instrument and thereby reduce the amount of the debt secured hereby to a definite amount equal to the principal amount of the Note, interest thereon at the rate provided in the Note, plus any disbursements made to protect the security of this Instrument, with interest on such disbursements at the Default Rate, plus any such other sums as by statute or judicial interpretation now or hereafter may be permitted to be secured by the lien of a mortgage without incurring any additional mortgage recording tax. Any election by Lender to so reduce the indebtedness secured by this Instrument shall in no event be deemed a release, waiver or discharge by Lender of Borrower’s obligation to pay or reimburse Lender for such sums and such obligation shall continue unimpaired and shall be recourse obligations of Borrower and any guarantor, regardless of any other provisions set forth in this Instrument, the Note or any guaranty of the Obligations secured hereby that may limit recourse against Borrower or any other Person (including the provisions of Article VIII hereof).

Section 10.04 Sums Deemed to be Interest. Any sums, including any prepayment premiums, late charges or liquidated damages, that may become due and payable pursuant to the terms of the Note and/or this Instrument and that are in the nature of interest (i) shall for the purpose of determining the amount of mortgage recording tax due and payable on this Instrument, be considered as additional interest, whether or not so denominated, (ii) shall be secured by the lien of this Instrument to the fullest extent possible without causing this Instrument to be covered by Section 256 of the Tax Law of the State of New York, and (iii) shall not be deemed principal and shall not accrue any interest.

Section 10.05 Assignment of Loan Documents. Upon not less than thirty (30) days written notice to Lender by Borrower, and provided that the Documents continue to secure a bona fide obligation of Borrower, Lender agrees to assign the Note, this Instrument, the Assignment and the other Documents, all without recourse, covenant or warranty of any nature, express or implied, to any party designated by Borrower (other than Borrower or a nominee of Borrower) (the “Assignee”), provided that (a) Borrower shall have first caused the same to be purchased for an amount equal to the entire indebtedness (including, without limitation, all unpaid principal, accrued interest and the prepayment premium due ) and upon payment by Borrower of (i) Lender’s then customary administrative fee for processing assignments of mortgages; (ii) the reasonable expenses of Lender incurred in connection therewith; and (iii) Lender’s reasonable attorneys’ fees for the preparation, delivery and performance of such an assignment; (b) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (c) the Assignee shall assume the obligations and liabilities of Lender (or Lender shall be otherwise released from any such obligations); and (d) provided further that such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order, or by any other governmental authority. Borrower shall be responsible for all taxes, recording fees and other charges payable in connection with any such assignment.

Section 10.06 Statutory Construction. The clauses and covenants contained in this Instrument that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections (except as provided in Section 3.07(e)). The additional clauses and covenants contained in this Instrument shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 3.07(e)), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Lender arising under the clauses and covenants contained in this Instrument shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Instrument, the provisions of this Instrument shall prevail.

41
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

ARTICLE XI - GROUND LEASE

Section 11.01 Representations and Warranties. Ground Lessee hereby represents and warrants to Lender as follows:

(a) Ground Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; and is duly qualified to transact business and in good standing in the State of New York; and has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the fee simple title in the Property ) and carry on its business as now conducted and proposed to be conducted.

(b) The execution, delivery and performance of the Documents (i) are within the limited liability company power of Ground Lessee; (ii) have been authorized by all requisite limited liability company action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provisions of law, any order or judgment of any court or governmental authority, the articles of organization, operating agreement, or other governing instrument of Ground Lessee, or any indenture, agreement or other instrument to which Ground Lessee is a party or by which it or any of its property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its properties or assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument in appropriate land records in the State of New York and except for Uniform Commercial Code filings relating to the security interest created hereby).

(c) The Ground Lease has not been changed, modified, amended or supplemented except as set forth herein, and the interest of the Ground Lessee has not been assigned, encumbered or otherwise transferred, except as set forth below. The Ground Lease, including any modifications or amendments set forth below, contains all of the understandings and agreements between Ground Lessee and Borrower.

(d) The Ground Lease is in full force and effect and free from any default by either party. There are also no existing conditions, which upon the giving of notice or lapse of time, or both, would constitute a default under the Ground Lease.

(e) As of the date hereof, Ground Lessee has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlements with respect to its future rent obligations

(f) Ground Lessee has no expansion rights, purchase options or rights of first refusal with respect to acquiring any additional interest in the Property.

(g) This Instrument and the Assignment constitute legal, valid and binding obligations of Ground Lessee.

42
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

(h) No bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding for the relief of borrowers, has been instituted by or against Ground Lessee or, if Ground Lessee is a partnership, any general partner of Ground Lessee.

Section 11.02 Limited Recourse Liability. Ground Lessee shall not be liable for any judgment with respect to any Obligation except for damages resulting from any inaccuracies in any of the representations by Ground Lessee under Section 11.01, and Ground Lessee joins in this Instrument for purposes of agreeing to the terms hereof and binding its interest in the Property.

Section 11.03 Ground Lease.

(a) Ground Lessee and Borrower have executed this Instrument mortgaging their separate estates in the Property for the purpose of granting to the Lender such lien as would cause the fee simple title to the Property to be sold free and clear of the Ground Lease at foreclosure sale. Ground Lessee and Borrower hereby jointly and severally waive any right, arising at law or in equity, whether presently existing or subsequently accruing, whether to Ground Lessee, Borrower, or anyone holding or claiming under or through them, to have their separate estates sold separately upon foreclosure, whether under principles of marshalling or otherwise.

(b) Except as specified in Section 11.02, in any action commenced to enforce the Obligations created or arising under this Instrument, any resulting judgment or decree shall be enforceable against Ground Lessee only to the extent of Ground Lessee’s interest in the Property or other property subject to any security interest securing the Note. Subject to Section 11.01, (i) any execution on such judgment or decree, with respect to the assets of Ground Lessee, shall be limited to the Property or other property subject to any security interest securing the Note, and (ii) Ground Lessee shall not be personally liable for the payment of the indebtedness or other Obligations secured by this Instrument, nor shall execution on any judgment or decree resulting from any action to enforce the Obligations be or be caused to be a lien on any other asset of Ground Lessee other than the Property or other property subject to any security interest securing the Note.

(c) Ground Lessee and Borrower each agree that neither this Instrument nor any obligation of Ground Lessee and Borrower hereunder will be released, impaired or subordinated by any amendment to this Instrument or any other document or extension of time or waiver of right or remedy as to Ground Lessee, Borrower, or any other party, or any other act or thing which, but for this provision, would so release, impair, or subordinate.

(d) Ground Lessee and Ground Lessee’s interest in the Ground Lease and the Property shall be subject to all of the provisions of Section 5.01.

(e) Under no circumstances shall Lender or any of its successors or assigns have any obligation or liability of any kind or nature based upon or arising under the Ground Lease, regardless of whether such obligation or liability (i) is an obligation or liability of either ground lessee or ground lessor under the Ground Lease, or (ii) arises either before or after Lender acquired title to the Property.

(f) Ground Lessee and Borrower each hereby acknowledge and agree that all of the Ground Lessee’s rights and remedies under the Ground Lease, including without limitation any rights of first refusal or any purchase rights, are subject to and subordinate to this Instrument.

43
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Section 11.04 Ground Lease Covenants. Without first obtaining Lender’s prior written consent, Borrower shall not (a) amend or modify the Ground Lease, (b) extend or renew the Ground Lease (except in accordance with the existing Ground Lease provisions), (c) terminate or accept the surrender of the Ground Lease, (4) enter into any new ground lease of the Property, or (d) accept any prepayment of rent, termination fee, or any similar payment with respect to the Ground Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES ON FOLLOWING PAGE]

44
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

IN WITNESS WHEREOF, the undersigned have executed this Instrument as of the day first set forth above.

BORROWER:

60 EAST 42ND ST. ASSOCIATES L.L.C., a New York limited liability company

By:	/s/ Peter L. Malkin [SEAL]
Name: Peter L. Malkin
Title: Member

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

State of New York         )

County of New York     ) ss.:

On the 5th day of November in the year 2009 before me, the undersigned, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jennifer Kelly

Signature and Office of individual taking acknowledgment

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

45
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

[SIGNATURE PAGE TO THE AGREEMENT OF SPREADER, CONSOLIDATION

AND MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT]

GROUND LESSEE:

LINCOLN BUILDING ASSOCIATES L.L.C., a New York limited liability company

By:	/s/ Peter L. Malkin [SEAL]
Name: Peter L. Malkin Title: Member

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

State of New York         )

County of New York     ) ss.:

On the 5th day of November in the year 2009, before me, the undersigned, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Jennifer Kelly Signature and Office of individual taking acknowledgment

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

46
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

[SIGNATURE PAGE TO THE AGREEMENT OF SPREADER, CONSOLIDATION

AND MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT]

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:
Name:
Title: Vice President [CORPORATE SEAL]

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF GEORGIA         )

COUNTY OF DEKALB       ) ss.:

On the             day of             in the year 2009 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity (ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the COUNTY OF DEKALB, STATE OF GEORGIA.

(Signature and office of individual taking acknowledgment.)

47
Prudential Loan Nos.: 7061xxxxx & 7061xxxxx 60 East 42nd Street Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

Exhibit A

LEGAL DESCRIPTION OF LAND

Prudential Loan Nos. 7061xxxxx & 7061xxxxx

60 East 42nd St.

Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Exhibit B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

All of Borrower’s right, title and interest in, to and under the following:

1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

2. All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

3. All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

4. All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto.

5. All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

6. All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

7. All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

8. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

49
Prudential Loan Nos. 7061xxxxx & 7061xxxxx 60 East 42nd St. Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1

9. All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

ALL TERMS USED IN THIS EXHIBIT B (AND NOT OTHERWISE DEFINED IN THIS EXHIBIT B) SHALL HAVE THE MEANING, IF ANY, ASCRIBED TO SUCH TERM UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED AND IN FORCE IN THE JURISDICTION IN WHICH THIS FINANCING STATEMENT HAS BEEN FILED/ RECORDED (THE “U.C.C.”).

WITH RESPECT TO ANY FINANCING STATEMENT TO WHICH THIS EXHIBIT B IS ATTACHED, THE TERM “BORROWER” SHALL MEAN “DEBTOR” AS SUCH TERM IS DEFINED IN THE CODE.

Prudential Loan Nos. 7061xxxxx & 7061xxxxx

60 East 42nd St.

Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Exhibit C

PERMITTED ENCUMBRANCES

Prudential Loan Nos. 7061xxxxx & 7061xxxxx

60 East 42nd St.

Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Exhibit D

LIST OF MAJOR TENANTS

I.	Any Tenant whose premises are larger than 10,000 rentable square feet; and

II.	The following Tenants, their successors, assigns and replacements:

(a)	JP Morgan Chase Bank

(b)	Payless ShoeSource Inc.

(c)	Bank of America

(d)	Malkin Holdings LLC (formerly Wien & Malkin LLC)

(e)	Davidson, Dawson & Clark, LLP

(f)	Schoeman Updike & Kaufman

(g)	York International Corp.

(h)	Bennett Lawrence Management, LLC

(i)	Gibbs & Soell, Inc.

(j)	O’Conner Davies & Co.

(k)	Pipeline Financial Group

(l)	Sunbelt Beverage Co.

(m)	Haver Analytics, Inc.

(n)	Hodgson Russ LLP

(o)	American Bureau of Shipping

(p)	Lincoln Suites, L.P.

Prudential Loan Nos. 7061xxxxx & 7061xxxxx

60 East 42nd St.

Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Exhibit E

EXISTING MORTGAGES

Prudential Loan Nos. 7061xxxxx & 7061xxxxx

60 East 42nd St.

Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement

AT1 32586446.4 / 28227-000xxx

48131.1

Exhibit F

NOTE

Second Amended, Restated and Consolidated Mortgage Note, dated as of the date hereof, in the aggregate principal amount of Ninety-Six Million Twelve Thousand Five Hundred Twenty-Four and No/100 Dollars ($96,012,524.00), made by Borrower in favor of Lender.

Prudential Loan Nos. 7061xxxxx & 7061xxxxx 60 East 42nd St. Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement AT1 32586446.4 / 28227-000xxx 48131.1